COMPAQ  COMPUTER CORPORATION     P.O. BOX 692000                  NEWS RELEASE
PUBLIC  RELATIONS  DEPARTMENT    HOUSTON,  TEXAS
                                 77269-2000
                                 TEL  281-514-0484
                                 FAX  281-514-4583

                                 HTTP://WWW.COMPAQ.COM

[Logo  of  Compaq  Computer  Corporation  appears  here]


FOR  IMMEDIATE  RELEASE



             COMPAQ'S FIRST QUARTER EARNINGS INCREASE 66 PERCENT;
                             EVA MORE THAN TRIPLES


     HOUSTON, April 16, 1997 - Compaq Computer Corporation (NYSE:CPQ) today announced net income of $387 million for the first quarter ended March 31, 1997, an increase of 66 percent over the 1996 first quarter. Earnings per share rose to $1.36, compared with $.85 reported in the same period of 1996. Compaq's worldwide sales grew 14.3 percent to $4.8 billion, compared with $4.2 billion reported in the first quarter of 1996.

"These results reflect an excellent first quarter for Compaq, our customers and shareholders," said Eckhard Pfeiffer, President and Chief Executive
Officer,  Compaq  Computer  Corporation.    "We're  very  pleased  with  the
consistency of our financial progress, especially with the improvements in earnings and the growth of gross margins to 24.5 percent in the first quarter."

Earl  Mason,  Compaq  Senior Vice President and Chief Financial Officer, said,
"Our ongoing focus on asset management reduced Compaq's inventory by $666 million, compared with the first quarter of 1996, increased inventory turns from 6.5 to 12.0, and decreased Days Sales Outstanding from 65 to 51. Taken together, these operational improvements lifted our cash balance 358 percent from the previous year to $4.7 billion. These excellent results more than tripled EVA (Economic Value Added) ending the quarter at $292 million, providing a continued increase in shareholder value."

OUTLOOK

      "We expect strong growth throughout 1997," said Pfeiffer. "Compaq is positioned to gain market share and increase profits. We are clearly focused on what customers are looking for. Recently, we announced new Internet solutions and communication products, demonstrating our commitment to provide end-to-end computer solutions at the lowest cost of ownership. We are also working with our channel partners to fully implement a new manufacturing and delivery model that will create the most efficient fulfillment process for the lowest delivered cost in the industry which will translate into lower prices for our customers. Just as important, our continued focus on asset management will give us the ability to take advantage of our competitive position and global leadership to benefit customers and shareholders."

COMPANY  BACKGROUND

     Compaq Computer Corporation, a Fortune 100 company, is the fifth largest computer company in the world and the largest global supplier of personal computers, delivering useful innovation through products that connect people with people and people with information. The company is an industry leader in
environmentally  friendly  programs  and  business  practices.    Compaq  is
strategically organized to meet the current and future needs of its customers, offering Internet and enterprise computing solutions, networking products, commercial PC products and consumer PCs. As the leader in distributed enterprise solutions, Compaq has shipped over a million servers. In 1996, the company reported worldwide sales of $18.1 billion. Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products can be found at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations can be obtained by calling 1-800-345-1518.

     This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the operational integration associated with mergers and acquisitions; market responses to pricing actions and promotional programs; the implementation of operations and systems improvements; timely development, production, and acceptance of new products; continued competitive factors and pricing pressures; changes in product mix; and inventory risks due to shifts in market demand. Further information on the factors that could affect the company's financial results are included in the company's SEC filings, including the Form 10-K for the year ended December 31, 1996, and the Form
10-Q  for  the  quarter  ended  March  31,  1997, which will be filed shortly.

     (Attached is the Consolidated Balance Sheet and Statement of Income.)

                                 #     #     #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For  further  editorial  information,  contact:
Compaq  Computer  Corporation                  Bob Beach          281-514-0484
                                               bbeach@bangate.compaq.com

Miller/Shandwick  Technologies                 Donna Ruane        617-536-0470
                                               druane@millercom.com

For  further  financial  information,  contact:
Investor  Relations  Department                                   281-514-9549

For  financial  publications,  contact:                           800-433-2391




                               COMPAQ COMPUTER CORPORATION
                                CONSOLIDATED BALANCE SHEET
                                       (Unaudited)


                                          ASSETS

                                                                  March 31,    December 31,
                                                                  ---------    ------------
                                                                    1997           1996
                                                                  ---------      --------
                                                                        (in millions)
Current assets:
   Cash and cash equivalents                                     $    4,554     $    2,920
   Short-term investments                                               194          1,073
   Accounts receivable, net                                           2,710          3,168
   Inventories                                                        1,268          1,152
   Deferred income taxes                                                760            761
   Other current assets                                                 100             95
                                                                 ----------     ----------
        Total current assets                                          9,586          9,169
Property, plant and equipment, less accumulated depreciation          1,195          1,172
Other assets                                                            192            185
								     ----------     ----------
                                                                 $   10,973     $   10,526
                                                                 ==========     ==========



                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                              $    2,158     $    1,962
   Income taxes payable                                                 245            322
   Other current liabilities                                          1,493          1,568
                                                                 ----------     ----------
        Total current liabilities                                     3,896          3,852
                                                                 ----------     ----------
Long-term debt                                                          300            300
                                                                 ----------     ----------
Deferred income taxes                                                   227            230
                                                                 ----------     ----------
Stockholders' equity:-
    Preferred stock, $.01 par value
        (authorized: 10 million shares; issued: none)
    Common stock and capital in excess of $.01 par value
        (authorized: 1 billion shares; issued and outstanding:
       274.5 million shares at March 31, 1997 and
       273.6 million shares at December 31, 1996)                     1,126          1,107
    Retained earnings                                                 5,424          5,037
                                                                 ----------     ----------
       Total stockholders' equity                                     6,550          6,144
                                                                 ----------     ----------
                                                                 $   10,973     $   10,526
                                                                 ==========     ==========






                                COMPAQ COMPUTER CORPORATION
                             CONSOLIDATED STATEMENT OF INCOME
                                        (Unaudited)



                                                                    Quarter ended
                                                                       March 31,
                                                                    --------------

                                                                  1997         1996
                                                                 ------       ------
                                                                (in millions, except
                                                                  per share amounts)

Sales                                                        $    4,805   $    4,205
Cost of sales                                                     3,627        3,320
                                                             ----------   ----------
                                                                  1,178          885
                                                             ----------   ----------

Selling, general and administrative expense                         499          431
Research and development costs                                      122          103
Other income and expense, net                                       (12)          17
                                                             ----------   ----------
                                                                    609          551
                                                             ----------   ----------
Income before provision for income taxes                            569          334
Provision for income taxes                                          182          100
                                                             ----------   ----------
Net income                                                   $      387   $      234
                                                             ==========   ==========

Earnings per common and common equivalent share:
    Primary                                                  $     1.36   $     0.85
                                                             ==========   ==========
    Assuming full dilution                                   $     1.36   $     0.85
                                                             ==========   ==========

Shares used in computing earnings per common
  and common equivalent share:
    Primary                                                       284.0        276.1
                                                             ==========   ==========
    Assuming full dilution                                        284.0        276.1
                                                             ==========   ==========

